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                                                                    EXHIBIT 23


                         SCB COMPUTER TECHNOLOGY, INC.

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-1590) pertaining to the SCB Computer Technology, Inc. 1995 Stock Incentive Plan of our report dated June 20, 1996 (except for the second paragraph of Note 11, as to which the date is July 3, 1996), with respect to the consolidated financial statements of SCB Computer Technology, Inc. included in the Annual Report Form 10-K for the year ended April 30, 1996.


                                        /s/ Ernst & Young LLP


Memphis, Tennessee
July 25, 1996